UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-178786-01	80-0872648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

369 Lexington Avenue, Suite 312 New York, NY 10017 Tel (646) 532-6707	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(646) 532-6707

535 Fifth Avenue, Suite 412

New York, NY 10017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2014, Boris Onefater submitted his resignation as Chief Financial Officer and Principal Accounting Officer of Greenbacker Renewable Energy Company LLC (the “Company”), effective immediately. With Mr. Onefater’s resignation, Richard C. Butt, 58, currently Chief Financial Officer of Greenbacker Capital Management LLC (“GCM”) was appointed by the Board of Directors of the Company to serve as the Company’s Chief Financial Officer and Principal Accounting Officer, effective immediately, in addition to his responsibilities with GCM. Prior to this appointment, Mr. Butt was involved in various managerial capacities with the Company, including working with Mr. Onefater in regard to the all related financial matters including preparation of the audited financial statements and associated regulatory filings. Mr. Butt has served in this transitional role from October 2013 to present.

Over the course of his 33-year career, Mr. Butt has held a variety of senior management positions for global investment and financial institutions. Most recently, from July 2012 to August 2013, he served as President and Chief Executive Officer of P3 Global Management LLC, a firm focused on investing in municipal infrastructure assets. From August 2006 to January 2011, he served as President of Macquarie Capital Investment Management LLC. , with offices in New York and Sydney, Australia, responsible for administration, operations, finance, compliance, treasury, marketing, business operations and FX/cash management for portfolios domiciled in North America, Australia, Asia, Europe and the Caribbean. In addition, Mr. Butt served as Chief Financial and Accounting Officer for Macquarie Global Infrastructure Fund, a New York Stock Exchange listed closed end fund (NYSE: MGU). Prior to joining Macquarie, Mr. Butt served as President of Refco Alternative Investments LLC and Refco Fund Holdings LLC, the commodity pool businesses associated with Refco, Inc., from January 2003 to August 2006. In this capacity, Mr. Butt was responsible for the initial development and ongoing operations of numerous public and private commodity pools. Mr. Butt is a Certified Public Accountant previously working at major accounting firms such as PricewaterhouseCoopers LLP, from July 1978 to July 1985, where he was an Audit Manager, and KPMG from December 1994 to October 1996, where he was a Director in their financial services consulting practice. Mr. Butt holds a Bachelor in Management Science from Duke University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director